CTS Corporation
Form 10-K 2005

EXHIBIT (23)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-117826, 333-88448, 333-72146 and 333-90697) and the Registration Statement on Form S-8 (No. 333-116287) of CTS Corporation of our report dated March 3, 2005 relating to the financial statements and the financial statement schedule, which appears in this Form10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Indianapolis, Indiana
February 23, 2006